Exhibit 4.3

TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This TERMINATION OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Termination”) is entered into as of May 12, 2003 by and among the parties set forth on Schedule A hereto (each individually a “Shareholder” and collectively the “Shareholders”), and Guess ?, Inc., a Delaware corporation (the “Company”).

1.             Termination

The Shareholders, collectively and individually, and, subject to the receipt of requisite stockholder approval at the 2003 annual meeting of the Company’s stockholders (the “Stockholder Approval”), the Company hereby terminate all of the provisions of that certain Amended and Restated Shareholders’ Agreement dated as of August 8, 1996, as amended, by and among the Shareholders and the Company (the “Agreement”), effective immediately upon receipt of the Stockholder Approval as evidenced by the secretary of such stockholders’ meeting.  The parties hereby expressly agree that none of the Shareholders (or their spouses, heirs, executors, and assigns), or the Company (or any of its affiliates, successors, predecessors, or assigns, or any of their respective trustees, shareholders, directors, officers, employees or agents) will have any previous or continuing liabilities or obligations whatsoever or have any previous or continuing rights whatsoever under the Agreement, and the Agreement will be void and without further force and effect, immediately upon receipt of the Stockholder Approval.

2.             Further Assurances

The Shareholders and the Company shall execute and deliver such other instructions and agreements and take any further action as may be necessary or proper in order to terminate the Agreement.

3.             Counterparts

This Termination may be executed in two or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.             Miscellaneous

This Termination will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

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IN WITNESS WHEREOF, the parties have executed this Termination as of the date first above written.

GUESS?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: President

MAURICE MARCIANO TRUST (1995 Restatement)

MAURICE MARCIANO GIFT TRUST FBO CAROLINE MARCIANO

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: Trustee

MAURICE MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Paul Marciano
Name: Paul Marciano
Title: Co-Trustee

By:	/s/ Gary Hampar
Name: Gary Hampar
Title: Co-Trustee

MAURICE MARCIANO 1990 CHILDREN’S TRUST

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: Sole Advisor

MAURICE MARCIANO 2001 CHILDREN’S TRUST

By:	/s/ Paul Marciano
Name: Paul Marciano
Title: Co-Trustee

By:	/s/ Gary Hampar
Name: Gary Hampar
Title: Co-Trustee

MAURICE MARCIANO FAMILY FOUNDATION

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: President

NATHALIE MARCIANO

By:	/s/Nathalie Marciano
Name: Nathalie Marciano

MAURICE MARCIANO 1990 CHILDREN’S TRUST

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: Sole Advisor

PAUL MARCIANO TRUST DATED FEBRUARY 20, 1986

PAUL MARCIANO GRANTOR RETAINED ANNUITY TRUST NO. II

By:	/s/ Paul Marciano
Name: Paul Marciano
Title: Trustee

PAUL MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: Co-Trustee

By:	/s/ Joseph H. Sugerman
Name: Joseph H. Sugerman
Title: Co-Trustee

ARMAND MARCIANO TRUST DATED FEBRUARY 20, 1986

ARMAND MARCIANO GIFT TRUST – ANASTASIA

ARMAND MARCIANO GIFT TRUST – FRANCESCA

ARMAND MARCIANO GIFT TRUST – HARRISON

ARMAND MARCIANO GIFT TRUST – DOMINIQUE

ARMAND MARCIANO GIFT TRUST – JULIEN

By:	/s/ Armand Marciano
Name: Armand Marciano
Title: Trustee

ARMAND MARCIANO 1996 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Maurice Marciano
Name: Maurice Marciano
Title: Co-Trustee

By:	/s/ Marc E. Petas
Name: Marc E. Petas
Title: Co-Trustee

SCHEDULE A

SHAREHOLDERS

Maurice Marciano Trust (1995 Restatement)

Maurice Marciano Gift Trust FBO Caroline Marciano

Maurice Marciano 1996 Grantor Retained Annuity Trust

Maurice Marciano 1990 Children’s Trust

Maurice Marciano 2001 Children’s Trust

Maurice Marciano Family Foundation

Nathalie Marciano

Maurice Marciano 1990 Children’s Trust

Paul Marciano Trust dated February 20, 1986

Paul Marciano Grantor Retained Annuity Trust No. II

Paul Marciano 1996 Grantor Retained Annuity Trust

Armand Marciano Trust dated February 20, 1986

Armand Marciano Gift Trust – Anastasia

Armand Marciano Gift Trust – Francesca

Armand Marciano Gift Trust – Harrison

Armand Marciano Gift Trust – Dominique

Armand Marciano Gift Trust – Julien

Armand Marciano 1996 Grantor Retained Annuity Trust

A-1